                                                                    EXHIBIT 10.1


                             EMPLOYMENT AGREEMENT

                                     AMONG

                      FIRST INTERNATIONAL BANCORP, INC.,

                      FIRST NATIONAL BANK OF CONNECTICUT

                                      AND

                               BRETT N. SILVERS

                                APRIL 15, 1994

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered as of the 15th day of April, 1994 by and among First International Bancorp, Inc. ("FIB") , a Delaware corporation with its headquarters at One Commercial Plaza, Hartford, Connecticut, First National Bank of Connecticut ("FNB") , a national banking association with its headquarters at One Commercial Plaza, Hartford, Connecticut, and Brett N. Silvers ("Employee"), of 51 Brenway Drive, West Hartford, Connecticut.

                                  WITNESSETH:

     WHEREAS, Employee desires to be employed by FIB and FNB under the terms and conditions herein set forth; and

     WHEREAS, FIB and FNB desire to secure the services of Employee on the terms herein set forth; and

     WHEREAS, Employee is willing to enter into this Agreement on said terms;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby mutually covenant and agree as follows:

     1.  Employment.

     FIB hereby agrees to employ Employee as Chairman, President and Chief Executive Officer and FNB hereby agrees to employ Employee as Chairman, President and Chief Executive Officer for the Term of Employment, as defined in
Section 2.1, and Employee accepts said employment and agrees to serve in such capacities upon the terms and conditions hereinafter set forth.

     2.  Definitions.

     2.1 "Term of Employment" shall mean the period commencing as of April 1, 1994 and ending March 31, 2000. Notwithstanding the foregoing, the Term of Employment shall end upon the occurrence of any of the following events:

     (a)  Employee's termination for "Cause" (as defined in Section 2.3);

     (b) unilateral termination of Employee's employment by Employee other than as permitted under Section 5.2;

     (c)  the death of Employee; or

     (d) ninety days after the commencement of the "Permanent Disability" of Employee (as defined in Section 2.2).

     2.2 Employee's "Permanent Disability," as this phrase is used throughout this Agreement, shall mean employee's disability as defined under the long-term disability insurance policy maintained for Employee pursuant to Section 4(b).

     2.3  "Cause," as this term is used throughout this Agreement, shall mean
(1) any material neglect of duty, material misconduct, material malfeasance, fraud, dishonesty or act of gross negligence in the course of employment, or (2) illegal conduct involving moral turpitude or other conduct materially injurious to the reputation of FIB or FNB.

     3.  Duties of Employment.

     Employee agrees that, so long as he shall be employed by FIB and FNB, Employee shall perform all duties assigned or delegated to him under the by-laws of FIB and FNB or from time to time by the Boards of Directors of FIB and FNB consistent with his positions as set forth in Section 1, and shall perform all acts and services customarily associated with such positions, devoting his best efforts and attention to the advancement of the interests and business of FIB and FNB. Employee shall not be engaged in or concerned with any other duties or business interests which are competitive or inconsistent with the interests and business of FIB and FNB. It is understood that Employee may also hold outside directorships and have duties related to the business interests of the Controlling Stockholders of FIB (as defined herein) which may, from time to time, require minor portions of his time, but which shall not interfere or be inconsistent with his duties hereunder.

     Employee shall be a voting member of all committees of the Board of Directors of FIB and FNB, now or hereafter existing, except any audit committee.

     It is anticipated that new directors may be added to the Boards of Directors of FIB and FNB. Employee shall be consulted with prior to the appointment of any such new directors, and the Boards of Directors of, FIB and FNB shall consider any candidates for nomination as directors which Employee may propose.

     Subject to any budget, policies and/or guidelines established by the Boards of Directors of FIB or FNB, Employee shall have sole authority to (a) hire, terminate, reassign, demote, promote and determine compensation levels for employees of FIB and FNB; and (b) negotiate and enter into reasonable contracts on behalf of FIB and FNB for all professional services required in the ordinary course of business, including without limitation, public relations and legal services.

     Subject to any policies and/or guidelines established by the Boards of Directors of FNB, (a) Employee shall have the authority to extend individual secured loans of up to $750,000 without the prior approval of the Board of Directors of FNB; and (b) Employee shall have the authority to extend individual secured loans over $750,000 and individual unsecured loans with the prior approval of the Board of Directors of FNB. Such Board of Directors shall establish policies or guidelines as to when a loan is considered "secured" or "unsecured".

     Employee shall have administrative authority from FIB's Board of Directors and FNB's Board of Directors to implement FIB's business and financial plan and FNB's business and financial plan, respectively, as adopted and amended from time to time. Such business and financial plans, including on an annual basis the preparation of a budget for FIB, which budget shall be prepared on a consolidated basis and shall be inclusive of the budget for FNB, shall be subject to review and approval by FIB's Board of Directors and FNB's Board of Directors, respectively.

     4.  Compensation.

     During the Term of Employment, FIB and FNB shall pay to Employee as compensation and provide as benefits for the services to be rendered by him hereunder the following:

     (a) FIB and FNB shall together pay to Employee an aggregate salary at the rate of TWO HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($225,000) per year, beginning retroactively from April 1, 1994, and increasing by five percent (5%) on April 1st of each year thereafter. Such compensation shall be payable in accordance with normal payroll practices of FIB and FNB. The Boards of Directors of FIB and FNB shall determine as between themselves the part of such compensation which FIB and FNB shall each pay, but their obligation hereunder as between themselves and Employee shall be a joint and several obligation to pay Employee's entire compensation.

     (b) FNB shall provide comprehensive health, dental, disability and life insurance for Employee and his current and future dependents comparable to such coverage provided for officers of FNB generally.

     (c) Employee shall be entitled to four (4) weeks of paid vacation time in each of the first, second, third, fourth, fifth and sixth years of the Term of Employment. Employee shall also be entitled to reasonable paid time for attending professional meetings within the policies and/or guidelines approved by the Boards of Directors of FIB or FNB.

     (d) FNB shall permit Employee exclusive and unlimited use of an automobile for the Term of Employment of a comparative model to that now used by Employee. FNB shall also pay for all automobile insurance (which shall include liability coverage of not less than $300,000 per person and $300,000 per accident) for Employee, provided that Employee is insurable at standard rates (or, if Employee is not insurable at standard rates, FNB shall pay the amount that would have been payable at standard rates), and all upkeep, maintenance, repair and parking expenses incurred in the ordinary course of business.

     (e) FNB shall pay for membership for Employee at The Hartford Club and Tumblebrook Country Club, as well as all reasonable and necessary business expenses incurred by Employee within the guidelines and/or policies established by the Board of Directors of FNB, including, without limitation, travel, food, entertainment, professional publications, professional meeting expenses, and professional society dues; provided that Employee provides FNB with such receipts, vouchers and other evidence of such expenditures as may be reasonably required by FNB.

     (f) Promptly upon executing this Agreement, FIB and FNB shall together pay to Employee a signing bonus of Seventeen Thousand, Five Hundred Sixty Dollars ($17,560.00).

     5.   Termination of Employment.

     5.1 If Employee's employment is terminated by FIB and/or FNB during the Term of Employment for any reason other than Cause, Employee shall be entitled to receive, and FNB and FIB shall be obligated to immediately pay to Employee, the following:

     (a) FIB and FNB shall together pay to Employee severance pay in an aggregate lump sum amount equal to twelve (12) months of Employee's aggregate salary, calculated using Employee's then current rate of salary, described in Section 4(a). The Boards of Directors of FIB and FNB shall determine the part of such compensation which FIB and FNB shall each pay, but their obligation hereunder as between themselves and Employee shall be a joint and several obligation to pay Employee's entire compensation.

     (b) Employee shall be entitled to interest on such severance pay from the termination date until it is paid, at FNB's prime rate, and to reimbursement of any reasonable counsel fees incurred to collect such pay.

The above payment shall relieve FIB and FNB of any further obligations under this Agreement other than for amounts accrued but not paid as of the date of such termination.

     5.2 (a) Employee shall have the right during the Term of Employment, at his sole option, by thirty (30) days' advance written notice to the Board of Directors of FIB and FNB, to terminate his services hereunder at any time within the 90 days after the occurrence of any action by FIB and/or FNB, which, without Employee's express written consent, materially changes Employee's authority and responsibility as set forth herein, including without limitation, any material change in Employee's authority and responsibility occurring after a Change in Control of FIB or FNB. Termination of Employee Is services under this
          Section 5.2 shall be deemed a unilateral, involuntary termination of employment by FIB and FNB and shall be governed by the provisions of
          Section 5.1 hereof. Employee shall have no further obligation under this Agreement in the event of termination of Employee's services under this Section 5.2, provided, however, that the provisions of
          Section 7 shall continue to remain in force, and the provisions of
          Section 8.1 shall continue to remain in force unless (i) a Change-in-Control has occurred and (ii) the price per share of Common Stock of FIB paid to the Controlling Stockholders in connection with the Change-in-Control is less than $5.92 per share, and (iii) Employee agrees in writing to waive his rights to receive severance pay pursuant to Section 5.1(a).

     (b) As used in this Agreement, a "Change in Control" shall be deemed to have taken place if: (i) any person becomes the beneficial owner of 20 percent or more of the total number of voting shares of FIB or FNB at a time when the Controlling Stockholders own less voting shares than such other person or at a time when the Controlling Stockholders do not have the right to elect a majority of the directors of FIB and FNB or when the Controlling Stockholders have agreed or authorized that some other person or persons shall have the right to designate or direct which directors shall be nominated or voted for by the Controlling Stockholders; (ii) any person has entered into an agreement or received an option to acquire beneficial ownership of 25 percent or more of the total number of voting shares of FIB or FNB, whether or not the requisite regulatory approval for such acquisition has been received; or (iii) as a result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of FIB or FNB before such transaction and any of the Controlling

         Stockholders and any employee of an affiliate of any of the Controlling Stockholders shall cease to constitute at least two-thirds of the respective Boards of Directors thereof or of any successor institution. For purposes of this Section 5.2(b), a "Person" includes an individual, corporation, partnership, trust or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

     5.3 If the employment of Employee shall terminate due to Employee's death or Permanent Disability or at a time other than during the Term of Employment, or if said employment shall be terminated for Cause, or if Employee shall unilaterally terminate his employment other than as permitted under Section 5.2, all payments and benefits that would have been due to Employee under this Agreement on or after the date of such termination shall cease, and FIB and FNB shall have no further obligations under this Agreement other than for amounts accrued but not paid as of the date of such termination.
     6.  Insurance on Life of Employee.

     FIB and FNB shall procure a term life insurance policy on the life of Employee in the amount of $3,000,000, provided that Employee is insurable at approximately standard rates, to be issued by a life insurance company licensed to transact business within the State of Connecticut by the Connecticut Commissioner of Insurance. The insurance policy so procured shall remain in full force and effect during the term of this Agreement; shall be paid for entirely by FIB and FNB; and shall designate that FIB and FNB, together, are the beneficiaries of $2,000,000 of the benefits thereof and that the wife of the Employee, or her assignee(s), is the beneficiary of $1,000,000 of the benefits thereof. Employee hereby agrees to be available for such medical and other examinations and inquiries as the insurance carrier may reasonably request.

     7.  Confidential Information.

     Employee understands that in the course of his employment by FIB and FNB, Employee will receive confidential or proprietary information or trade secrets concerning the business, loans, financial affairs, customers, policies, procedures, guidelines, plans and prospects of FIB and FNB, and which FIB and FNB desire to protect. Employee agrees that he will not at any time during or after the Term of Employment reveal to anyone outside FIB and FNB, except to comply with requirements of law or regulatory authorities with jurisdiction over FIB or FNB, and except to counsel or independent auditors for FIB or FNB or Employee, or use for his own benefit or the benefit of any other person, any such information that has been designated as confidential or proprietary by FIB and FNB or understood by Employee to be confidential or proprietary without specific written authorization by an authorized officer of FIB and FNB. Employee further agrees not to use any such confidential or proprietary information or trade secrets in competing with FIB and FNB at any time during or after the Term of Employment unless such information (a) becomes generally available to the public, other than as a result of a disclosure by Employee, or
(b) becomes available to Employee on a non-confidential basis from a source other than FIB or FNB or their advisors, provided that such source is not known by the Employee to be bound by any obligation of secrecy to FIB or FNB or another party.

     8.  Covenants by Employee Not to Compete With Employer.

     8.1 Upon termination of Employee's employment by FIB and FNB for any reason, Employee covenants and agrees that he will not at any time during the one (1) year period following such termination directly or indirectly in any manner or under any circumstances or conditions whatsoever be or become interested, as an individual, partner, principal, agent, clerk, employee, stockholder, officer, director, trustee, or in any other capacity whatsoever, except as a nominal owner of stock of a public corporation, in any other business in any way in competition with the business of FIB or FNB within Hartford County in the State of Connecticut or within any other town in the State of Connecticut in which FIB or FNB does business at the time of such termination, and Employee shall not seek to hire any employee of FIB or FNB to engage in such a competitive business. The foregoing sentence shall not prevent Employee from becoming an employee of a bank or a competing business wherever located, including within Hartford County, provided that the Employee's principal responsibilities shall not be to oversee the administration of the bank's or the competing business' United States Small Business Administration and United States Export/Import Bank financing programs, and that such financing programs do not constitute a material part of the business of such competing business. To the extent that Employee violates any of the prohibitions of this Section 8.1, Employee shall not be entitled to any severance pay from FIB or FNB pursuant to this Agreement and shall be required to repay to FIB or FNB any such severance pay so received.

     8.2  The parties hereto believe that the restrictive covenants of Section
8.1 are reasonable. However, if at any time it shall be determined by any court of competent jurisdiction that Section 8.1 or any portion of it, as written, is unenforceable because the restrictions are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be deemed to be amended so as to make such restrictions reasonable in the determination of such court, and the said covenants, as so modified, shall be enforceable between the parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

     9.  Tag-Along Rights.

     If the Controlling Stockholders, or any of them, as defined herein, enter into an agreement for the sale to an unrelated third party of all or a majority of the Common Stock held by the Controlling Stockholders collectively (the "Co-Sale Shares"), then Employee shall have the right (the "Co-Sale Right") , but not the obligation, to require that the Controlling Stockholders cause the proposed purchaser to purchase Employee's shares of FIB Common Stock at the same price per share and upon the same terms and conditions as have been agreed to by the Controlling Stockholders (the "Co-Sale Offer"), and in the same proportion as the shares to be sold by the Controlling Stockholders bear to the total number of shares of FIB Common Stock owned by the Controlling

Stockholders. (For example, if the Controlling Stockholders sell 70% of the shares of FIB Common Stock owned of record by them, then the Employee shall have the right, pursuant to this Section 9, to require the proposed purchaser to purchase 70% of the shares of FIB Common Stock owned by him at the same price per share and upon the same terms and conditions.) The selling Controlling Stockholders shall give prompt written notice to Employee of any such proposed sale, and shall specify the terms and conditions of the Co-Sale Offer, the name of the proposed transferee and, if the transfer is to be made pursuant to a written offer from a third party, a copy of the offer received from a third party shall be attached thereto. Employee shall have 30 days after receiving such notice to notify the selling Controlling Stockholders whether Employee desires to sell his shares on such terms. As used herein, the "Controlling Stockholders" are the Chase Interests (Arnold Chase, Cheryl Chase Freedman, Rhoda L. Chase and David T. Chase) and the parents, other family members, affiliates, successors and assigns of each of them.

     10.  Notices.

     All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person or by recognized overnight delivery service to Employee or to FIB or FNB, or if mailed, postage prepaid, registered or certified mail, addressed, in the case of Employee, to his last known address as carried on the personnel records of FIB and FNB, and, in the case of FIB and FNB, to their corporate headquarters, attention of the Corporate Secretary, or to such other address as the party to be notified may specify by notice to the other party pursuant to this paragraph.

     11. Successors and Assigns.

     The rights and obligations of FIB and FNB under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of FIB and FNB, including, without limitation, any corporation, individual or other person or entity which may acquire all or substantially all of the assets and business of FIB or FNB or with or into which FIB or FNB may be consolidated or merged.

     12. Arbitration.

     Any dispute which may arise between the parties hereto shall be determined by an arbitrator mutually agreed upon by the parties in writing. The arbitrator shall have at least five (5) years of experience in employment law and shall decide any claim or dispute to arise hereunder in accordance with the terms of this Agreement. If the parties shall fail to agree upon an arbitrator within five days after a written demand, delivered as provided for notices under
Section 10, for arbitration hereunder is made, each party shall have the right within the succeeding ten days to select an arbitrator (the failure by either party to exercise such right within said ten days will be equivalent to a consent to the selection of the other party's arbitrator by mutual agreement); within twenty days after such selection, if two arbitrators are selected, the two arbitrators shall select a third arbitrator. The arbitrators shall have at least five (5) years of experience in employment law and shall decide any claim or dispute to arise hereunder in accordance with the terms of this Agreement. The decision of the arbitrator or of the majority of the arbitrators, as the case may be, shall not include any award for punitive damages or penalties, but the Arbitrator or arbitrators may award or prorate attorneys fees in accordance with Section 5.1(c) hereof, if applicable, and otherwise in accordance with his or their judgment as to who is the prevailing party in the arbitration. An arbitration award rendered in accordance with this Agreement shall be binding and conclusive upon the parties. The costs of arbitration shall be borne equally, except that each party shall bear the cost of his/its counsel and experts, if any.

     13.  Severability.

     If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

     14.  Construction.

     This Agreement shall be construed under the laws of the State of Connecticut. Section headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

     15.  Guaranty.

     FIB hereby unconditionally guarantees all of the obligations of FNB set forth in this Agreement and FNB hereby unconditionally guarantees all of the obligations of FIB set forth in this Agreement.

     IN WITNESS WHEREOF, FIB and FNB have caused this Agreement to be executed by duly authorized officers and Employee has hereunto set his hand as of this date first above written.

                              FIRST INTERNATIONAL BANCORP, INC.


                              By /s/ Leslie A. Galbraith
                                -------------------------------
                                Leslie A. Galbraith
                                Its Executive Vice President


                              FIRST NATIONAL BANK OF CONNECTICUT


                              By /s/ Leslie A. Galbraith
                                -------------------------------
                                Leslie A. Galbraith
                                Its Executive Vice President


                              /s/ Brett N. Silvers
                              ---------------------------------
                              Brett N. Silvers


     The undersigned hereby agree to be bound by the provisions set forth in
Section 9 of the above Employment Agreement among First International Bancorp, Inc., First National Bank of Connecticut and Brett N. Silvers dated as of April 15, 1994.

     Dated at Hartford, Connecticut, as of this 15th day of April, 1994.



                              /s/ David T. Chase
                              ---------------------------------
                              David T. Chase


                              /s/ Rhoda L. Chase
                              ---------------------------------
                              Rhoda L. Chase

                              /s/ Arnold Chase
                              ---------------------------------
                              Arnold Chase


                              /s/ Cheryl Chase Freedman
                              ---------------------------------
                              Cheryl Chase Freedman

                                       July 14, 1997

Mr. Brett N. Silvers
51 Brenway Drive
West Hartford, CT  06117-3011

Dear Brett:

     Reference is made to the following:

     A. that certain Promissory Note (the "Note") in the original principal amount of $1,020,236 dated June 30, 1994 from you, Brett N. Silvers ("Silvers"), to First International Bancorp, Inc. ("FIB");

     B. that certain Employment Agreement (the "Employment Agreement") dated as of April 15, 1994 among Silvers, FIB and First National Bank of Connecticut (now known as First National Bank of New England) ("FNB"); and

     C. that certain Stock Pledge Agreement (the "Stock Pledge Agreement") dated April 15, 1994 between Silvers and FIB.

     Silvers, FIB and FNB agree as follows:

     1.  The Note is modified as follows:

         2. The reference to "March 31, 2000" in the first sentence of the second paragraph on the first page is deleted in its entirety and "December 31, 2000" is substituted in its place.

         3. The following is added to the end of the second paragraph on the first page:

         "Further, regardless of whether the Target is met, notwithstanding the interest rate and payment required above, no interest shall be payable under this note if the Payee consummates a public offering of common stock prior to December 31, 1997."

         4. The second sentence in the fourth paragraph on the first page is deleted in its entirety, such deletion to be effective as of December 31, 1996 (and therefore shall be effective with respect to any dividend paid after December 31, 1996).

     1. The Employment Agreement is modified as follows:

         (a) The first sentence in Section 2.1 is deleted in its entirety and the following is substituted in its place:

         ""Term of Employment" shall mean the period commencing as of April 1, 1994 and ending December 31, 2000."

         (b) The first sentence in Section 4(a) on page 5 is deleted in its entirety and the following is substituted in its place:

         "FIB and FNB shall together pay to Employee an aggregate salary at a rate of (i) THREE HUNDRED THOUSAND DOLLARS ($300,000) per year, beginning retroactively from April 1, 1997, and increasing by five percent (5%) on April 1st of each year thereafter."

         (c) The following are added as Subsections (g), (h), (i) and (j) immediately following Subsection (f) of Section 4:

         "(g) FIB and FNB may, as determined by and at the sole discretion of the Boards of Directors of FIB and FNB, together pay to Employee a cash bonus during each of 1998, 1999 and 2000.

         (h) FIB and FNB shall together pay to Employee a cash bonus equal to the sum of (i) the increase in Employee's State and Federal tax liability resulting from the forgiveness of interest as provided for in that certain Promissory Note dated June 30, 1994 from Employee to FIB in the original principal amount of $1,020,236, as amended by a certain letter agreement dated July __, 1997 among Employee, FIB and FNB (the "Note"), plus (ii) the increase in Employee's State and Federal tax liability resulting from the payment of the amount paid to Employee pursuant to (i) above.

         (i) Upon a Change in Control during the Term of Employment, regardless of whether or not Employee's employment hereunder is subsequently terminated by FIB and/or FNB or by Employee for any reason whatsoever, FIB and FNB shall together pay to Employee a cash bonus equal to the sum of (i) an amount equal to the principal and interest then outstanding under the Note, plus (ii) the increase in Employee's State and Federal tax liability resulting from the payment of the amount paid to Employee pursuant to (i) above (plus any increase in such tax liability as a result of this clause (ii)).

         (j) The bonuses described in Sections 4(h) and (i) above shall be paid within 10 days after FNB receives notice from Employee as to the amounts of such taxes. Employee shall provide to FNB such tax returns (or certificates of Employee's accountant in lieu thereof) or tax information as may be reasonably requested by FNB in order to confirm the amounts of such taxes. The Boards of Directors of FIB and FNB shall determine as between themselves the part of any bonuses which FIB and FNB shall each pay, but their obligation hereunder as between themselves and Employee shall be a joint and several obligation to pay the entire amount of each bonus under Sections 4(h) and (i) above."

         (c) The last sentence of Section 9 is deleted in its entirety and the following is substituted in its place:

         "As used in the Employment Agreement, "Controlling Stockholders" means Arnold Chase, Cheryl Chase, Rhoda L. Chase, David T. Chase and the parents, other family members, affiliates and heirs of each of them."

         (d) Section 5.2(b) is deleted in its entirety and the following is substituted in its place:

         "(b) As used in this Agreement, a "Change in Control" shall be deemed to have taken place if the Controlling Stockholders and Employee cease, in the aggregate, (A) to beneficially own at least 25% of the Common Stock of FIB or of any successor thereto, (B) to have the right to exercise at least 25% of the aggregate voting power of FIB or of any successor thereto, (C) to beneficially own, directly or indirectly, at least 25% of the Common Stock of FNB or of any successor thereto, or
         (D) to have the right to exercise, directly or indirectly, at least 25% of the aggregate voting power of FNB or of any successor thereto. For purposes of this paragraph, "Employee" includes any family members of Employee and any trusts, partnerships or other entities as to which the sole beneficiaries are Employee and/or family members of Employee."

     2.  The Stock Pledge Agreement is modified as follows:

         (a) The fourth and fifth sentences of Section 1 are deleted in their entirety and the following sentences are substituted in their place:

         "The Pledgee shall hold the Stock as security for the payment of and performance of the Obligations and Pledgor shall not encumber, assign or dispose of the Stock except in accordance with the provisions of this Agreement and except that Pledgor shall have the right to transfer the Stock, subject to the first lien security interest granted in this Agreement, to one or more family members of Pledgor and/or trusts as to which the sole beneficiaries are Pledgor and/or family members of Pledgor. However, Pledgor shall have the right at any time or times to sell all or any of the Stock, free and clear of the lien of Pledgee, so long as the proceeds of such sale are applied first to reduce the balance, if any, of the Obligations."

         (b) The following sentence is added to the end of Section 2:

         "Notwithstanding the foregoing, Pledgor shall be entitled to receive and retain all cash dividends and all other distributions paid after December 31, 1996 with respect to the Stock."

     Except to the extent expressly amended herein, the Employment Agreement, the Note and the Stock Pledge Agreement remain unmodified and in full force and effect in accordance with their respective terms.

     Please sign in the space provided below to indicate your acceptance of the foregoing, whereupon the provisions of this letter shall take effect.

                                  Very truly yours,

                                  FIRST INTERNATIONAL BANCORP, INC.


                                  By: /s/ Leslie A. Galbraith
                                      ---------------------------------
                                      Leslie A. Galbraith
                                      Its Executive Vice President

                                  FIRST NATIONAL BANK OF NEW ENGLAND


                                  By: /s/ Leslie A. Galbraith
                                      ---------------------------------
                                      Leslie A. Galbraith
                                      Its Executive Vice President

Agreed to and Accepted this
14th day of July, 1997.


/s/ Brett N. Silvers
---------------------------------
Brett N. Silvers


The undersigned hereby consent to
the modifications to the Employment
Agreement act forth herein.

/s/ David T. Chase
----------------------------------
David T. Chase

/s/ Rhoda L. Chase
----------------------------------
Rhoda L. Chase

/s/ Arnold Chase
----------------------------------
Arnold Chase

/s/ Cheryl Chase
----------------------------------
Cheryl Chase